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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): May 3, 1998

                          BOWMAR INSTRUMENT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

       Indiana
   (State or Other                     1-4817                          35-0905052
   Jurisdiction of                (Commission File                    (IRS Employer
    Incorporation)                     Number)                   Identification Number)

                            3601 E. University Drive
                             Phoenix, Arizona 85034
                     (Address of Principal Executive Office)

       Registrant's telephone number, including area code: (602) 437-1520


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ITEM 5. OTHER EVENTS.

      On May 3, 1998, Bowmar Instrument Corporation, an Indiana corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Agreement") with Electronic Designs, Inc., a Delaware corporation ("EDI"), and Bravo Acquisition Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Acquisition Subsidiary"), pursuant to which Acquisition Subsidiary will merge with and into EDI and EDI will be the surviving, wholly owned subsidiary corporation of the Company (the "Merger"). As a result of the Merger,
(a) each issued and outstanding share of EDI's common stock, par value $.01 per share, will be converted into the right to receive 1.375 shares of the Company's Common Stock, stated value $0.10 per share, (the "Exchange Ratio"); and (b) the Company will assume all outstanding options and warrants of EDI, amended to take into account the Exchange Ratio.

      The foregoing description of the Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Agreement, a copy of which is attached as Exhibit 2 hereto.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

            (c)         The following exhibits are filed with this report:

            EX - 2.     Agreement and Plan of Merger, dated as of May 3, 1998,
by and among Bowmar Instrument Corporation, Bravo Acquisition Subsidiary, Inc. and Electronic Designs, Inc.

            EX - 99.    Joint press release issued by Bowmar Instrument
Corporation and Electronic Designs, Inc. on May 4, 1998 announcing the Merger.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        BOWMAR INSTRUMENT CORPORATION

Date:  May 5, 1998                      By:       /s/ Hamid Shokrgozar
                                           ------------------------------------
                                           Hamid Shokrgozar
                                           President and Chief Executive Officer


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                                  EXHIBIT INDEX

EXHIBIT NO.                             DESCRIPTION
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2              Agreement and Plan of Merger, dated as of May 3, 1998, by and among Bowmar Instrument Corporation., Bravo Acquisition Subsidiary, Inc. and Electronic Designs, Inc.

99 Joint press release issued by Bowmar Instrument Corporation and Electronic Designs, Inc. on May 4, 1998 announcing the Merger.